NOTE: CERTAIN PORTIONS OF THE EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                   EXHIBIT 10.13


                            Manufacturing Agreement

                                 Annual Renewal

The following constitutes the first annual renewal agreement between IOMED Clinical Systems, the purchaser, and KWM Electronics Corporation (hereafter called "KWM"), the supplier, for the manufacture and repair of IOMED Clinical System's Phoresor system - ***. This renewal agreement is based upon the initial manufacturing agreement in effect since November 1, 1995, for the manufacture and repair of IOMED Clinical System's Phoresor system - ***.
This renewal agreement is based upon the initial manufacturing agreement in effect since November 1, 1995 for the *** Phoresor system.

This renewal agreement will be effective starting November 1, 1996, and shall remain in force with annual renewals for succeeding years with the agreement of both parties until canceled. Addendum's may be added for future Phoresor system manufacturing with the agreement of both KWM and IOMED Clinical Systems. This manufacturing agreement may be terminated by either party with a written notice of six months.

I.   Quantities and Delivery Schedule

     1. IOMED Clinical Systems will review its demand at the beginning of each month, staring November 1, 1996 and will provide to KWM a six month rolling forecast with the first two months being a frozen firm commitment and the last four months being a best estimate forecast.

II.  Equipment

     1. All equipment provided by IOMED Clinical Systems will be returned to IOMED Clinical Systems at the termination of this agreement. Costs to dismantle, crate, and ship the equipment to IOMED Clinical Systems will be the responsibility of IOMED Clinical Systems.

     2. Unless otherwise agreed to, any modification to IOMED Clinical System's equipment being used by KWM to manufacture the Phoresor system will be the responsibility of KWM with notification to IOMED Clinical Systems of such modifications.

III. Raw Materials

     1. IOMED Clinical Systems will plan, purchase, receive, inspect, pay for, and transfer to KWM the following items custom to the Phoresor systems in accordance with the IOMED Clinical Systems forecast:


        ***

Continued...






        ***





     2. The custom inventory, outlined in III.1 above, will be warehoused at KWM. KWM will provide IOMED Clinical Systems with a monthly report at each month end by part number outlining quantities on-hand and quantities scrapped.

     3. All raw materials and purchasing beyond that outlined in III.1 will be the responsibility of KWM.

IV.  Pricing

     1. *** pricing for the year starting November 1, 1996 will be ***.

     2. Phoresor system pricing for subsequent years will be agreed to
        separately, in one year periods,    ***   . All price increases must be
        documented and agreed to by IOMED Clinical Systems as reasonable and justified.

     3. KWM will give IOMED Clinical Systems a minimum of 120 days notice of any anticipated price increases associated with manufacturing. Any significant increases in the cost of raw materials will be brought to the attention of IOMED Clinical Systems as soon as KWM is aware of the increase. KWM and IOMED Clinical Systems will negotiate in good faith to determine if a change to the Phoresor system price needs to be made based on changes in raw materials.


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V. Documentation Specifications and Procedures

   1. IOMED Clinical Systems will be responsible for maintaining all original GMP controlled documentation except the device history record for the devices manufactured by KWM.

   2. KWM will be responsible for insuring that all units are manufactured according to current applicable FDA GMP requirements using KWM'S workmanship standards and ECO controlled processes.

   3. KWM will provide a certificate of compliance with each Phoresor shipment and test data certifying that the units have been manufactured per the current applicable procedures and that they have been tested per the current applicable performance criteria. The certificate will also state the units meet all specifications as outlined by IOMED Clinical Systems. All manufacturing rework to devices must be documented and made a part of the device history record.

   4. With reasonable advance notice, KWM shall have at any time allow IOMED Clinical Systems or their representative to audit KWM's documents, records, and manufacturing to review all aspects for FDA GMP compliance and/or ISO 9001 international standards.

   5. KWM acknowledges the *** Phoresor is a serialized medical device and will maintain original device history records for a period of time equivalent to the design and expected life of the device.

   6. A copy of all manufacturing procedures , component specifications, and design changes will be available to IOMED Clinical Systems for signature approval before release to production at KWM.

   7. IOMED Clinical Systems will specify individual component parts for lot tracking by KWM during Phoresor system manufacture. The designated component lot numbers will be tracked from receipt by KWM, through manufacturing and test, and recorded on the device history records for each individual serial number unit prior to shipment to IOMED Clinical Systems. Specifically, For the ***, the following components require lot tracking by KWM:



      ***



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
Continued...



          ***




          IOMED Clinical Systems reserves the right to add or delete component parts or subassemblies to those listed above.

     8. No specification changes may be made without the prior written consent of IOMED Clinical Systems. Manufacturing process changes may be made under KWM's GMP controls, with IOMED Clinical System's notification and acceptance prior to implementation. Written notification of all changes will be made at or prior to shipment of the lot of Phoresors which has the changes incorporated in it.

VI.  Other Terms and Conditions.

     1. FOB is West Jordan, Utah, USA. Payment for finished product will be net 30 days from date of shipment. Shipments by KWM may be delayed based upon non-payment of previous lots shipped. A finance charge of 1.5% per month may be charged for amounts that are past due.

     2. All Phoresor products must pass IOMED Clinical Systems QC/QA inspection, in a timely manner, prior to acceptance and payment. (See section 1, Payment, above.)

     3. All information, documentation, tooling, drawings, schematics, and assembly procedures that are disclosed to KWM by IOMED Clinical Systems are to be considered proprietary and confidential and must not be divulged to any third party without the prior written consent of IOMED Clinical Systems. In the event of termination of this agreement, all information must be surrendered to IOMED Clinical Systems, upon request, within 30 days. KWM may not use any of IOMED Clinical System's products for display, advertising, or promotion without IOMED Clinical Systems prior written consent.

     4. KWM may not disclose this OEM arrangement without IOMED Clinical Systems prior written consent.

     5. Acceptance of all purchase orders from IOMED Clinical Systems will be either written confirmation or acceptance of payment.


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     6.   The cost of process changes, due to IOMED Clinical Systems product changes, will be reimbursed to KWM at the nominal labor rate of *** per hour plus the actual cost of any required tooling. All such process changes must be approved by IOMED Clinical Systems in writing and with a separate purchase order issued to confirm approval and to enable payment.

     7. IOMED Clinical Systems may request KWM to perform repairs of used devices at a fixed labor rate of *** per hour, up to a maximum of two hours per Phoresor unit being repaired, plus the actual costs of parts as required. IOMED Clinical Systems will advise KWM of specific documentation requirements for FDA GMP and ISO 9000 compliance. Any further details and conditions regarding KWM's repair of Phoresors will be subject of a separate agreement or purchase order.

     8. With the exception of product failure caused by design or user excessive abuse, KWM warrants the IOMED Clinical Systems Phoresors against defects in workmanship or materials supplied by KWM for a period of 18 months from the date if shipment to IOMED Clinical Systems or one year from shipment to end user, whichever is less. IOMED Clinical Systems sole remedy, at no cost to IOMED Clinical Systems, shall be to return the unit to KWM for repair or replacement at KWM's option. No other warranties, express or implied, are hereby granted.

     9. IOMED Clinical Systems will indemnify KWM against any harm resulting from the use or misuse of the IOMED Clinical Systems Phoresors and IOMED Clinical Systems will supply proof of liability insurance to this effect prior to any pre-production or production shipments.

    10. Any controversy or claim arising out of or relating to the contract, or any breach thereof, shall be settled by arbitration in Salt Lake City, Utah, in accordance with the Commercial Association Rules of the American Arbitration Association, and the judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.


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Approved by IOMED Clinical Systems                Approved by KWM Electronics

/s/ W. Tim Miller                                 /s/ Clark T. Mabey
------------------------------                    ------------------------------
W. Tim Miller                                     Clark T. Mabey
Executive VP & General Manager                    Controller


/s/ Robert J. Lollini                             /s/ Kent W. Mabey
------------------------------                    ------------------------------
Robert J. Lollini                                 Kent W. Mabey
Vice President and CFO                            President


/s/ Ned W. Weinshenker, Ph.D.
------------------------------
Ned W. Weinshenker, Ph.D.
President and CEO

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